UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2018, the Board of Directors (the "Board") of Preferred Apartment Communities, Inc. (the "Company") adopted the Fourth Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws provide that in any uncontested election of directors for the Board, a vote of a majority of the votes cast for and against each director in that uncontested election is required for election. The voting standard in contested elections of directors for the Board remains as a plurality of the votes cast in any such election. In addition, the Amended and Restated Bylaws remove provisions regarding a conflicts committee of the Board as the provisions are duplicative of the charter for the Company's conflicts committee.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein. The copy of the Amended and Restates Bylaws filed as Exhibit 3.1 is marked to show changes from the bylaws of the Company previously in effect.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Fourth Amended and Restated Bylaws of Preferred Apartment Communities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: December 21, 2018	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary